RYDEX ETF TRUST
                         9601 BLACKWELL ROAD, SUITE 500
                               ROCKVILLE, MD 20850

March 1, 2006

State Street Bank & Trust Company
One Federal Street - 8th Floor
Boston, MA  02110
Attn:  Fund Administration Department / Jack Clark

Ladies and Gentlemen:

      Reference is made to the Administration Agreement between us dated as of April 29, 2005, including Schedule A (the "Agreement").

      Pursuant to the Agreement, this letter is to provide written notice of the Trust's desire to include the following six (6) (the "Additional Funds") as additional fund under the Agreement:

Rydex S&P 500 Pure Value ETF              Rydex S&P MidCap 400 Pure Growth ETF
Rydex S&P 500 Pure Growth ETF             Rydex S&P SmallCap 600 Pure Value ETF
Rydex S&P MidCap 400 Pure Value ETF       Rydex S&P SmallCap 600 Pure Growth ETF


      In accordance with the Additional Funds provision of Section 1 of the Agreement, we request that you confirm that you will act as Administrator with respect to the Additional Funds and that Schedule A to the Agreement be amended in its entirety and replaced with a new Schedule A annexed hereto.

      Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.

                            Very truly yours,

                            RYDEX ETF TRUST


                            By:        /s/ Nick Bonos
                                       --------------------------------
                            Name:      Nick Bonos
                            Title:     Vice President and Treasurer

                            Accepted:

                            STATE STREET BANK AND TRUST COMPANY


                            By:        /s/ Gary L. French
                                       --------------------------------
                            Name:      Gary L. French
                            Title:     Senior Vice President

                                    EXHIBIT A
                          APPROVED AS OF APRIL 29, 2005
                    AMENDED AND RESTATED AS OF MARCH 1, 2006

The following entities are each referred to herein as a "Fund" and are collectively referred to herein as the "Funds":

         RYDEX RUSSELL TOP 50 ETF                             (4/29/05)

         RYDEX S&P 500 EQUAL WEIGHT ETF                       (9/1/05)

         RYDEX S&P 500 PURE VALUE ETF                         (3/1/06)
         RYDEX S&P 500 PURE GROWTH ETF                        (3/1/06)
         RYDEX S&P MIDCAP 400 PURE VALUE ETF                  (3/1/06)
         RYDEX S&P MIDCAP 400 PURE GROWTH ETF                 (3/1/06)
         RYDEX S&P SMALLCAP 600 PURE VALUE ETF                (3/1/06)
         RYDEX S&P SMALLCAP 600 PURE GROWTH ETF               (3/1/06)